Exhibit 99.1

July 30, 2009

For Immediate Release

Sport Supply Group Acquires Team Sports Assets of Har-Bell Athletic Goods

•	Establishes Road Sales Footprint in Missouri
•	Turns Industry Veterans into Partner in the Region

Dallas, TX. Sport Supply Group, Inc. (NASDAQ – RBI) today announced it had acquired certain team sports assets from Har-Bell Athletic Goods of Springfield, Missouri. Bryan Tucker, Owner of Har-Bell will be employed by SSG as will his existing sales force in Missouri. Sport Supply did not assume any liabilities in the transaction. Terms were not disclosed.

Commenting on the acquisition, Adam Blumenfeld, Chairman and CEO stated: “We are pleased to welcome the Har-Bell team sales force into the SSG family, and look forward to a long and prosperous relationship with Bryan and his team. Similar to the recently announced acquisitions of Websters Team Sports in Florida, and the Team Sports sales pros of Doerner’s in Indiana, Har-Bell brings to SSG long-standing high school, college and youth league relationships in Missouri and the ability to bring us closer to our Midwestern customers. We believe that the Har-Bell team – equipped with an enhanced line of proprietary and branded product from SSG – will further increase its penetration into existing and new accounts.

Transactions such as this are, we believe, a “win-win” for both parties. The Har-Bell sales force can leverage the infrastructure, technology and support backbone that SSG provides, and SSG benefits from the personal relationships Har-Bell has built over many years in the business. SSG’s core competency, and goal, is to add significant efficiencies to Har-Bell by leveraging our scalable infrastructure to reduce administrative burden for the sales team – allowing them more time with existing and potential clients. By eliminating headaches on the back-end, we ultimately create more opportunity for salesmen on the front end.”

Bryan Tucker of Har-Bell Athletic Goods stated: “We are pleased to be joining the SSG family and be working in tandem with the Kessler division of Sport Supply Group. We have known and respected the Dickman family and what they have accomplished in the Midwestern United States and look forward to playing an integral role in Sport Supply’s expansion program. Without question, the 22,000 equipment and team uniform products we can now present to our customers, combined with a simplification of back-end administration, will allow my team to move swiftly and effectively towards both vertical and horizontal penetration of our territory.”

The Company stated it continues to review a number of potential transactions including both geographic expansion opportunities and the ability to add new and innovative brands and products to its existing assortment of branded and proprietary goods and services.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company's filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:

Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879